SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2008

HIGHWOODS PROPERTIES, INC.

(Exact name of registrant specified in its charter)

Maryland	1-13100	56-1871668
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HIGHWOODS REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

North Carolina	000-21731	56-1869557
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Smoketree Court, Suite 600

Raleigh, North Carolina 27604

(Address of principal executive offices, zip code)

Registrants’ telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of its periodic review of corporate governance matters, the Board of Directors of Highwoods Properties, Inc. (the “Company”) recently recommended that the Company’s stockholders approve an amendment to the Company’s charter to declassify the Board of Directors and provide for the annual election of directors commencing with the annual meeting of stockholders to be held in 2009. This amendment was duly approved by the Company’s stockholders at the annual meeting of stockholders held on May 15, 2008. The amendment does not affect the unexpired terms of directors elected at the 2007 and 2008 annual meetings. Articles of Amendment have been duly filed with the State Department of Assessments and Taxation of Maryland in accordance with the Maryland General Corporation Law. At the annual meeting, the Company’s stockholders also elected three directors and ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008.

On May 15, 2008, the Company’s Board of Directors also amended the Company’s bylaws to eliminate references to Board classification. As part of the Board’s initiative to update certain other provisions due to evolving changes in the Maryland General Corporation Law and technological advances, the bylaws were also amended to permit electronic delivery of notices and delivery of uncertificated shares, modify meeting, notice and quorum requirements for Board meetings in emergency situations and clarify provisions relating to stockholder proposals and special board and stockholder meetings.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

No.	Description
3.1	Amended and Restated Charter of the Company

3.2	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.

By:	/s/ Jeffrey D. Milller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP

By:	Highwoods Properties, Inc., its general partner

	By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated: May 16, 2008